UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2014

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (651) 603-7700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On May 13, 2014, the Board of Directors of Image Sensing Systems, Inc. (the “Company”) appointed Melissa Fisher to the Company’s Board of Directors. Ms. Fisher, age 41, has served as Vice President, Corporate Development, Treasury and Investor Relations of Digital River, Inc., a publicly-held company, since 2013. She has more than 15 years of experience in corporate finance and investment banking. From September 2009 to March 2012, Ms. Fisher served as a Managing Director at Foros, a boutique investment banking firm. Prior to that, Ms. Fisher worked in the Technology Mergers & Acquisitions Group of Banc of America Securities LLC, an investment banking subsidiary of Bank of America, most recently as a Managing Director. From August 1998 to 2001, she was in the Mergers & Acquisitions and Communications, Media and Entertainment Groups of Goldman, Sachs & Co. Ms. Fisher served on the Board of Directors of Digital Generation, Inc., a publicly-held company, from February 2013 until its acquisition and spin-off in February 2014.

Ms. Fisher was appointed to serve on the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Ms. Fisher will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation program. Under the program, for 2014, she will receive a pro-rated portion of the $50,000 annual retainer paid to all non-employee directors, of which half will be paid in cash and half as a stock award. In addition, as a member of the Audit Committee, she will receive a pro-rated portion of the $6,000 annual retainer; as a member of the Compensation Committee, she will receive a pro-rated portion of the $5,000 annual retainer; and as a member of the Nominating and Corporate Governance Committee, she will receive a pro-rated portion of the $4,000 annual retainer.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  On May 13, 2014, the Company held its 2014 Annual Meeting of Shareholders.  Of the 4,978,558 shares of the Company’s common stock outstanding and entitled to vote, 3,585,165 shares, or 72.0%, were represented at the meeting.

(b)  During the annual meeting, the shareholders voted on the following matters:

Proposal 1.  Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes

Kris B. Tufto	1,886,068	757,190	941,907

James W. Bracke	1,460,617	1,182,641	941,907

Thomas G. Hudson	1,822,098	821,160	941,907

Paul F. Lidsky	2,046,474	596,784	941,907

Dale E. Parker	1,845,665	797,593	941,907

Proposal 2.  Ratification of appointment of our Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain

3,427,426	138,834	18,905

Proposal 3.  The stockholders approved, on an advisory (non-binding) basis, the compensation of our named officers.

Votes For	Votes Against	Abstain	Broker Non-Votes

1,969,014	661,694	12,550	941,907

Proposal 4. The stockholders voted to approve the Image Sensing Systems, Inc. 2014 Stock Option and Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes

1,602,992	1,033,136	7,130	941,907

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.  The following exhibit is being filed as an exhibit to this Current Report on Form 8-K:

99.1  Press Release dated May 14, 2014 of Image Sensing Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: May 14, 2014
By	/s/ Dale E. Parker
Dale E. Parker Chief Financial Officer (Principal Financial Officer)

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